As filed with the Securities and Exchange Commission on March 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLYWIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-0690799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

141 Tremont St #10 Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

Flywire Corporation 2021 Equity Incentive Plan

Flywire Corporation 2021 Employee Stock Purchase Plan

(Full title of Plan)

Michael Massaro

Chief Executive Officer

Flywire Corporation

141 Tremont St #10

Boston, MA 02111

(Name and address of agent for service)

(617) 329-4524

(Telephone number, including area code, of agent for service)

Copies to:

David D. Gammell Keith J. Scherer Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP One Marina Park Drive, Suite 900 Boston, MA 02210 (617) 648-9100	Peter Butterfield General Counsel & Chief Compliance Officer Flywire Corporation 141 Tremont St #10 Boston, MA 02111 (617) 329-4524

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PART I

EXPLANATORY NOTE

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement on Form S-8 registers additional shares of voting common stock to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-256695), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to the registration statement).

107*	Filing Fee Table.

*	Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 29th day of March, 2022.

FLYWIRE CORPORATION

By:	/s/ Michael Massaro
Michael Massaro
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael Massaro and Michael Ellis and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Massaro Michael Massaro	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2022

/s/ Michael Ellis Michael Ellis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 29, 2022

/s/ Phillip Riese Phillip Riese	Chairman of the Board of Directors	March 29, 2022

/s/ Jo Natauri Jo Natauri	Director	March 29, 2022

/s/ Alex Finkelstein Alex Finkelstein	Director	March 29, 2022

/s/ Matt Harris Matt Harris	Director	March 29, 2022

/s/ Edwin Santos Edwin Santos	Director	March 29, 2022

/s/ Yvonne Hao Yvonne Hao	Director	March 29, 2022